AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement" or "Agreement") dated as of April 25, 2001, by and among DynCorp Management Resources Inc. (the "Company"), a Virginia corporation having its principal executive office at 11710 Plaza America Drive, Reston, Virginia 20190, and Newport Acquisition Corp. ("Newco"), a Delaware corporation having its principal executive office at 18881 Von Karman Avenue, Suite 250, Irvine, California 92612, and joined in by DynCorp ("Company Parent"), a Delaware corporation having its principal executive office at 11710 Plaza America Drive, Reston, Virginia 20190, and Tekinsight.com, Inc. ("Newco Parent"), a Delaware corporation having its principal executive office at 18881 Von Karman Avenue, Suite 250, Irvine, California 92612.

                                   WITNESSETH

         WHEREAS, the parties hereto desire that the Company shall be acquired by Newco Parent through the merger ("Merger") of the Company with and into Newco, with Newco as the surviving corporation pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Annex A ("Plan of Merger"); and

         WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                   Article I.
                                   DEFINITIONS

         1.1 "Agreement" is defined in the preamble hereto.

         1.2 "Affiliate" shall mean, as to any specified Person, any other Person, which, directly, or indirectly controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and "Person" shall mean an individual, corporation, partnership, association, trust, estate, governmental authority or other entity.

         1.3 "Closing" is defined in Section 4.8 hereof.

         1.4 "Closing Date" shall mean the date specified pursuant to Section
4.8 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

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         1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.6 "Commission" or "SEC" shall mean the Securities and Exchange Commission.

         1.7 "Company" is defined in the preamble hereto.

         1.8 "Company Claims" is defined in Section 4.12 hereof.

         1.9 "Company Common Stock" is defined in Section 2.1 hereof.

         1.10 "Company Financial Statements" shall mean the unaudited balance sheet of the Company and its predecessor(s) as of December 28, 2000 and as of March 29, 2001, and statements of income for the respective twelve-month and three-month periods ending on December 28, 2000 and March 29, 2001.

         1.11 "Company Liabilities" is defined in Section 4.12 hereof.

         1.12 "Company Parent" is defined in the recitals hereto.

         1.13 "Company Parent's Insurance Policies" is defined in Section 4.12 hereof.

         1.14 "Company Parent Plans" is defined in Section 4.9 hereof.

         1.15 "Company Parent Welfare Plans" is defined in Section 4.9 hereof.

         1.16 "Confidentiality Agreement" is defined in Section 4.5 hereof.

         1.17 "Continuing Employees" is defined in Section 4.9 hereof.

         1.18 "Effective Date" is defined in Section 4.8 hereof.

         1.19 "Environmental Action" is defined in Section 2.14 hereof.

         1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.21 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.22 "Financing" is defined in Section 4.17 hereof.

         1.23 "IRS" shall mean the Internal Revenue Service.

         1.24 "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

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         1.25 "Material Adverse Effect" shall mean, with respect to the Company or Newco Parent, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party and any Subsidiary of the party taken as a whole or a material adverse effect on such party's ability to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is any action or omission of the Company, Company Parent or Newco Parent or any Subsidiary of any of them taken with the prior written consent of Newco Parent or Company Parent, as applicable, in contemplation of the Merger.

         1.26 "Merger" is defined in the recitals hereto.

         1.27 "Merger Consideration" is defined in the Plan of Merger.

         1.28 "Nasdaq" shall mean the Nasdaq Small Cap Market.

         1.29 "Newco" is defined in the preamble hereto.

         1.30 "Newco Parent" is defined in the preamble hereto.

         1.31 "Newco Parent Class B Common Stock" shall mean shares of Class B common stock, par value $0.001 per share, of Newco Parent to be issued to Company Parent pursuant to the Plan of Merger.

         1.32 "Newco Parent Common Stock" is defined in Section 3.1 hereof.

         1.33 "Newco Parent ERISA Affiliate" is defined in Section 3.12 hereof.

         1.34 "Newco Parent Financial Statements" shall mean (i) the audited consolidated balance sheets of Newco Parent as of June 30, 2000 and 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for each of the three years ended June 30, 2000, 1999 and 1998, respectively, as filed by Newco Parent in SEC Documents, (ii) the unaudited consolidated balance sheets of Newco Parent and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by Newco Parent in SEC Documents as of December 31, 2000, for the six months ended December 31, 2000, and with respect to periods ended subsequent to December 31, 2000 and
(iii) the unaudited consolidated balance sheets of Newco Parent and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as of, or with respect to the 8-month period ended, February 28, 2001.

         1.35 "Newco Parent Plan" is defined in Section 3.12 hereof.

         1.36 "Newco Parent Preferred Stock" is defined in Section 3.1 hereof.

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         1.37 "Newco Parent Subsidiary" shall mean each Subsidiary of Newco
Parent as disclosed in its annual report of Form 10-K for the year ended June 30, 2000, as well as Newco.

         1.38 "Non-Continuing Employees" is defined in Section 4.9 hereof.

         1.39 "Option Agreement" shall mean the stock option agreement, dated as of the date hereof, in the form attached hereto as Annex B with respect to the option granted by Newco Parent to Company Parent to acquire certain shares of Newco Parent Common Stock in the circumstances set forth therein.

         1.40 "Plan" is defined in Section 2.9 hereof.

         1.41 "Plan of Merger" is defined in the recitals hereto.

         1.42 "Previously Disclosed" shall mean disclosed prior to the execution hereof in a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder. The inclusion of any matter in information Previously Disclosed shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

         1.43 "Proxy Statement" shall mean the proxy statement (or similar document) together with any supplements thereto sent to the stockholders of Newco Parent to solicit their votes in connection with this Agreement and the Plan of Merger.

         1.44 "Registration Rights Agreement " shall mean the registration rights agreement in the form attached hereto as Annex C with respect to the Newco Parent Class B Common Stock to be issued in connection with the Merger.

         1.45 "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

         1.46 "Reorganization Agreement" is defined in the preamble hereto.

         1.47 "SEC" shall mean the Securities and Exchange Commission.

         1.48 "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

         1.49 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.50 "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as

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amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

         1.51 "Subsidiary" or "Subsidiaries" shall mean with respect to any party, any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

         1.52 "Takeover Laws" is defined in Section 3.21 hereof.

         1.53 "Takeover Proposal" is defined in Section 4.7(c)(12) hereof.

         1.54 "Tax" or "Taxes" shall mean all taxes, however denominated, including any interest, penalties, or additions to tax or other additional amounts that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes, unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties, workers' compensation taxes, premium taxes, environmental taxes, disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

         1.55 "Tax Return" or "Tax Returns" shall mean all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, and information returns.

                                  Article II.
          REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY PARENT

         Except as Previously Disclosed, the Company and Company Parent hereby jointly and severally represent and warrant to Newco Parent and Newco as follows:

         2.1 Capital Structure of Company

         The authorized capital stock of the Company consists of (i) 100 shares of common stock, par value $1.00 per share ("Company Common Stock"), of which, as of the date hereof, 100 shares are issued and outstanding and held by Company Parent and no shares are held in treasury. As of the Closing Date, all outstanding Company Common Stock will be held by Company Parent free and clear of all liens, encumbrances, charges, defaults or equitable interests. As of the date hereof, no shares of Company Common Stock are reserved for issuance. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and

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nonassessable. The Company does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of the Company except as set forth above. None of the shares of the Company's capital stock has been issued in violation of the preemptive rights of any person. The Company has no Subsidiary.

         2.2 Organization, Standing and Authority of the Company

         The Company is a duly organized corporation, validly existing and in good standing under the laws of the Commonwealth of Virginia with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. The Company is qualified to do business under the laws of those jurisdictions as Previously Disclosed.

         2.3 Authorized and Effective Agreement

                  (a) Each of the Company and Company Parent has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Plan of Merger. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company and Company Parent.

                  (b) Assuming the accuracy of the representation contained in
Section 3.5(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of the Company and Company Parent, in each case enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) Neither the execution and delivery of this Reorganization Agreement or the Plan of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by the Company or Company Parent with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of the Company or Company Parent, (ii) assuming the consents and approvals contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the

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Company or Company Parent, except (in the case of clauses (ii) and (iii) above)
for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (d) Other than as contemplated by Section 4.3 hereof and except as expressly referred to in this Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Company or Company Parent on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby.

         2.4 Financial Statements; Books and Records; Minute Books

         The Company Financial Statements have been prepared in accordance with Company Parent's customary accounting procedures, designed to present fairly the financial position of the Company and the results of its operations as of the dates and for the periods indicated. The books and records of the Company fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of the Company contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

         2.5 Material Adverse Change

         The Company has not suffered any change in its financial condition, results of operations or business since December 31, 2000 which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to the Company and no event or circumstance has occurred since December 31, 2000 that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the financial condition, results of operations or business of the Company.

         2.6 Absence of Undisclosed Liabilities

         The Company does not have any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to the Company, or that, when combined with all similar liabilities, would be material to the Company, except as disclosed in the Company Financial Statements except for liabilities incurred in the ordinary course of business subsequent to December 28, 2000.

         2.7 Properties

         The Company has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of the Company taken as a whole, and which are reflected on the Company Financial

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Statements as of December 28, 2000 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iii) dispositions and encumbrances for adequate consideration in arm's length transactions at fair market value in the ordinary course of business. All leases pursuant to which the Company, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of the Company taken as a whole are valid and enforceable in accordance with their respective terms except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All tangible property used in the business of the Company is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with the Company's past practices.

         2.8 Tax Matters

                  (a) All Tax Returns required to be filed by or with respect to the Company have been timely filed, except where the failure to file timely such Tax Returns would not, in the aggregate, have a Material Adverse Effect on the Company. All such filed Tax Returns are true and correct in all material respects. All Taxes due and owing by or with respect to the Company (including, without limitation, any Taxes arising under Treasury Regulation Section 1.1502-6 or any corresponding provision of foreign, state or local law) have been paid or adequate reserves have been established by Company Parent or on the Company Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on the Company. The Company will not have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect on the Company.

                  (b) Neither the Company nor Company Parent has requested, nor has there been granted, any extension of time within which to file any Tax Returns by or with respect to the Company which have not since been filed. Neither the Company nor Company Parent has received any notice of assessment or proposed assessment in connection with any Tax Returns filed by or with respect to the Company except as accrued by the Company Parent or on the Company Financial Statements, and there are no pending material Tax examinations of, or Tax claims asserted with respect to, the Company. There are currently no agreements in effect with respect to the Company, or Tax Returns with respect to the Company, to extend the period of limitations for the assessment or collection of any Tax.

                  (c) The Company is not a party to any agreement (other than an agreement exclusively among Company Parent and its subsidiaries) providing for the allocation or sharing of, or indemnification for, Taxes.

                  (d) The Company (i) has not been a member of any affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which was the Company and (ii) has no liability for the Taxes of any Person (other than

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any of the Company, Company Parent or its Subsidiaries) under Treasury
Regulations Section 1.1502-6 (or any corresponding provision of foreign, state or local law).

         2.9 Employee Benefit Plans

         The Company does not sponsor, maintain or contribute to any material Plan, other than any such Plan that is sponsored or maintained by Company Parent and that will not cover the Continuing Employees with respect to their employment after the Closing Date. For purposes of this Section 2.9, "Plan" means any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement.

         2.10 Certain Contracts

                  (a) The Company is not a party to, nor is bound by, (i) any material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC or any other material contract or similar arrangement whether or not made in the ordinary course of business or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by the Company or the guarantee by the Company of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business or with Company Parent or a Subsidiary of Company Parent, (iii) any agreement, arrangement or commitment relating to the employment of a consultant who was formerly a director or executive officer or the employment, election, retention in office or severance of any present or former director or officer,
(iv) any contract, agreement or understanding with a labor union, in each case whether written or oral or (v) any material agreement between Company Parent or any of its Affiliates, on the one hand, and the Company, on the other.

                  (b) The Company is not in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         2.11 Legal Proceedings

         There are no actions, suits or proceedings instituted, pending or, to the knowledge of the Company and Company Parent, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against the Company or against any asset, interest or right of the Company as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on the Company. To the knowledge of the Company and Company Parent, there are no actual or threatened actions, suits or

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proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no actions, suits or proceedings instituted, pending or, to the knowledge of the Company and Company Parent, threatened (or unasserted but considered probable of assertion and which if asserted would be reasonably expected to have an unfavorable outcome) against any present or, to the knowledge of the Company and Company Parent, former director or officer of the Company, that would reasonably be expected to give rise to a claim for indemnification and that (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on the Company.

         2.12 Compliance with Laws

         The Company is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and neither the Company nor Company Parent has received notification with respect to the Company from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         2.13 Labor Matters

         With respect to the employees of the Company, neither the Company nor Company Parent is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Since January 1, 2001 and prior to the date hereof, neither the Company nor Company Parent has experienced, with respect to the Company, any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. To the knowledge of the Company and Company Parent, there is no unfair labor practice charge or other complaint by any employee or former employee of the Company against the Company or Company Parent with respect to the Company pending before any court, arbitrator or governmental agency arising out of the Company's activities, which charge or complaint (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on the Company; there is no labor strike or labor disturbance pending or, to the knowledge of the Company and Company Parent, threatened against the Company; and the Company has not experienced a work stoppage or other material labor difficulty since January 1, 2001.

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         2.14 Environmental Liability

         Neither the Company nor Company Parent has received with respect to the Company any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of the Company and Company Parent, there is no governmental investigation of any nature ongoing with respect to the Company, in each case that would reasonably be expected to result in the imposition, on the Company of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (each, an "Environmental Action"), which liability would have a Material Adverse Effect on the Company. There are no facts or circumstances which would reasonably be expected to form the basis for any proceeding, claim, action or governmental investigation that would impose any liability in an Environmental Action; and the Company is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability in an Environmental Action.

         2.15 Intellectual Property

         The Company owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary to conduct the business and operations of the Company as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on the Company and all such Intellectual Property has been Previously Disclosed. The ownership, licensing or use of such Intellectual Property by the Company does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person or entity. None of the Intellectual Property used by the Company is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on the Company.

         2.16 Tax Treatment

         Neither the Company nor Company Parent has taken or agreed to take any action or is aware of any facts or circumstances that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         2.17 Brokers and Finders

         Neither Company Parent, the Company nor any Affiliate of the Company, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, in each case which such fees or commissions would be payable by the Company, Newco or Newco Parent.

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         2.18 Insurance

         Company Parent and/or the Company currently maintain insurance in amounts considered by Company Parent and/or the Company, as applicable to be reasonably necessary for the operations of the Company. Neither Company Parent nor the Company has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds held with respect to the business of Company, and within the last three years, neither Company Parent nor the Company has been refused any insurance coverage sought or applied for with respect to the business of the Company, and neither Company Parent nor the Company has any reason to believe that existing insurance coverage with respect to the Company's business could not be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of the Company. A list of all outstanding material claims as of the date hereof under any such insurance policy with respect to the Company have been Previously Disclosed.

         2.19 Investment Representation

         Company Parent is acquiring the Newco Parent Class B Common Stock for its own account and/or for the account of one or more of its Subsidiaries and not for distribution and acknowledges that it must bear the economic risk of the investment in the Newco Parent Class B Common Stock for an indefinite period of time under applicable Securities Laws. Company Parent has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Newco Parent Class B Common Stock pursuant to the Plan of Merger; and Company Parent has the financial ability to bear the economic risks of acquiring and holding the Newco Parent Class B Common Stock to be acquired by it pursuant to the Plan of Merger for investment. Company Parent has had the opportunity to ask questions and receive answers to Company Parent's satisfaction concerning the terms and conditions of the transfer of Newco Parent Class B Common Stock pursuant to the Plan of Merger. Company Parent understands that the Newco Parent Class B Common Stock has not been registered under the Securities Act and agrees that it may only dispose of the Newco Parent Class B Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration thereunder. Certificates evidencing the shares of Newco Parent Class B Common Stock to Company Parent under the Plan of Merger may be endorsed with legends regarding the foregoing transfer restrictions; provided, that Newco Parent shall provide Company Parent, upon request, with certificates not bearing such legends at such time as such transfer restrictions no longer apply.

                                  Article III.
                        REPRESENTATIONS AND WARRANTIES OF
                             NEWCO PARENT AND NEWCO

         Except as Previously Disclosed, Newco Parent and Newco hereby jointly and severally represent and warrant to the Company and Company Parent as follows:

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         3.1 Capital Structure of Newco Parent

         The authorized capital stock of Newco Parent consists at April 24, 2001 of (i) 10,000,000 shares of preferred stock, par value $0.0001 per share ("Newco Parent Preferred Stock"), of which 2,189,800 shares were issued and outstanding as Series A Preferred Stock and 191,880 shares have been reserved for issuance pursuant to option agreements exercisable for Newco Parent Series A Preferred Stock, and (ii) 100,000,000 shares of common stock, par value $0.0001 per share ("Newco Parent Common Stock"), of which: 18,863,000 shares were issued and outstanding or in the process of being issued based upon contractual obligations for their issuance; no shares were held in treasury; 3,753,807 shares have been reserved for issuance pursuant to the Option Agreement; 7,492,542 shares have been reserved for issuance of Newco Parent Common Stock pursuant to redemption of a subsidiary's preferred stock, warrant and option agreements; and 5,954,200 shares have been reserved for issuance upon conversion of Newco Parent Series A Preferred Stock. All outstanding shares of Newco Parent capital stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of Newco Parent's capital stock has been issued in violation of the preemptive rights of any person. The shares of Newco Parent Class B Common Stock to be issued in connection with the Merger will, as of the Closing Date, be duly authorized and, when issued in accordance with the terms of this Reorganization Agreement and the Plan of Merger, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

         3.2 Organization, Standing and Authority of Newco Parent

         Newco Parent is a duly organized corporation, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Newco Parent. Newco Parent is qualified to do business under the laws of those jurisdictions as Previously Disclosed.

         3.3 Ownership of Newco Parent Subsidiaries; Capital Structure of Newco Parent Subsidiaries

         Newco Parent has no Subsidiary other than those disclosed in its annual report on Form 10-K for the year ended June 30, 2000, Newco or any Subsidiary that is not a significant subsidiary under Regulation S-X of the SEC. Other than the Newco Parent Subsidiaries, no Subsidiary of Newco has any material assets or material liabilities or carries on any business or has any operations. The outstanding shares of capital stock of the Newco Parent Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and all such shares are directly or indirectly owned by Newco Parent free and clear of all liens, claims and encumbrances. No Newco Parent Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of any Newco Parent Subsidiary and there are no agreements, understandings or commitments relating to the right of Newco Parent to vote or to dispose of said shares. None of the shares of capital stock of any Newco Parent Subsidiary has been issued in violation of the preemptive rights of any person.

         3.4 Organization, Standing and Authority of Newco Parent Subsidiaries

         Each Newco Parent Subsidiary is a duly organized corporation, validly existing and in good standing under applicable laws. Each Newco Parent Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be licensed or qualified would have a Material Adverse Effect on Newco Parent. Each Newco Parent Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on Newco Parent. Each Newco Parent Subsidiary is qualified to do business under the laws of those jurisdictions as Previously Disclosed.

         3.5 Authorized and Effective Agreement

                  (a) Each of Newco Parent and Newco has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement, the Plan of Merger, the Option Agreement and the Registration Rights Agreement and all other documents or agreements contemplated hereby or thereby. The execution and delivery of this Reorganization Agreement, the Plan of Merger, the Option Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Newco Parent and Newco. The Board of Directors of Newco Parent has directed that the transactions contemplated by this Reorganization Agreement and the Plan of Merger be submitted to Newco Parent's stockholders for approval at a special meeting to be held as soon as practicable.

                  (b) Assuming the accuracy of the representation contained in
Section 2.3(b) hereof, this Reorganization Agreement, the Plan of Merger and the Option Agreement constitute, and upon execution the Registration Rights Agreement will constitute, legal, valid and binding obligations of each of Newco Parent and Newco, as the case may be, in each case enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) Neither the execution and delivery of this Reorganization Agreement, the Plan of Merger, the Option Agreement, or the Registration Rights Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Newco Parent or Newco with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or bylaws of Newco Parent or any Newco Parent Subsidiary, (ii) assuming the consents and approvals contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Newco Parent or any Newco Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section
4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Newco Parent or any Newco Parent Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on Newco Parent.

                  (d) Except for approvals specified in Section 4.3 hereof and except as expressly referred to in this Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Newco Parent or Newco on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby.

         3.6 SEC Documents

         Newco Parent has filed all SEC Documents required by the Securities Laws and such SEC Documents complied, as of their respective dates, in all material respects with the Securities Laws.

         3.7 Financial Statements; Books and Records; Minute Books

         The Newco Parent Financial Statements prior to the date of this Agreement fairly present, and the Newco Parent Financial Statements filed by Newco Parent in SEC Documents after the date of the Agreement will fairly present, the consolidated financial position of Newco Parent and its consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of Newco Parent and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applied on a consistent basis except as disclosed therein and except in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Newco Parent and each Newco Parent Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of Newco Parent and the Newco Parent Subsidiaries contain records which are accurate in all material respects of all corporate actions of its stockholders and Board of Directors (including committees of its Board of Directors).

         3.8 Material Adverse Change

         Newco Parent has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 2000 which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to Newco Parent and no event or circumstance has occurred since December 31, 2000 that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the financial condition, results of operations or business of Newco Parent on a consolidated basis.

         3.9 Absence of Undisclosed Liabilities

         Neither Newco Parent nor any Newco Parent Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to Newco Parent on a consolidated basis, or that, when combined with all similar liabilities, would be material to Newco Parent on a consolidated basis as disclosed in the Newco Parent Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to June 30, 2000.

         3.10 Properties

         Newco Parent has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of Newco Parent taken as a whole, and which are reflected on the Newco Parent Financial Statements as of December 31, 2000 or acquired after such date, except (i) liens for taxes not yet due and payable,
(ii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iii) dispositions and encumbrances for adequate consideration in arm's length transactions at fair market value in the ordinary course of business. All leases pursuant to which Newco Parent, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Newco Parent taken as a whole are valid and enforceable in accordance with their respective terms except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on Newco Parent. All tangible property used in the business of Newco Parent is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with Newco Parent's past practices.

         3.11 Tax Matters

                  (a) All Tax Returns required to be filed by or with respect to Newco Parent and each Newco Parent Subsidiary have been timely filed, except where the failure to file Tax Returns would not, in the aggregate, have a Material Adverse Effect on Newco Parent. All such filed Tax Returns are true and correct in all material respects. All Taxes due and owing by or with respect to Newco Parent or any Newco Parent Subsidiary have been paid or adequate reserves have been established on the Newco Parent Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Newco Parent. Newco Parent and each Newco Parent Subsidiary will not have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect on Newco Parent.

                  (b) None of Newco Parent or any Newco Parent Subsidiary has requested, nor has there been granted, any extension of time within which to file any Tax Returns with respect to Newco Parent or any Newco Parent Subsidiary which have not since been filed. None of Newco Parent or any Newco Parent Subsidiary has received any notice of assessment or proposed assessment in connection with any Tax Returns filed by or with respect to Newco Parent or any Newco Parent Subsidiary except as accrued on the Newco Parent Financial Statements, and there are no pending material tax examinations of, or Tax claims asserted with respect to, Newco Parent or any Newco Parent Subsidiary. There are currently no agreements in effect with respect to Newco Parent or any Newco Parent Subsidiary to extend the period of limitations for the assessment or collection of any Tax.

                  (c) None of Newco Parent or any Newco Parent Subsidiary is a party to any agreement (other than an agreement exclusively among Newco Parent and a Newco Parent Subsidiary) providing for the allocation or sharing of, or indemnification for, Taxes.

                  (d) For purposes of this Section 3.11, (i) references to Newco Parent and any Newco Parent Subsidiary shall include predecessors thereof and
(ii) "Newco Parent Subsidiary" shall include each Subsidiary (as defined in
Article 1 hereof) of Newco Parent, and each corporation, partnership, limited liability company, joint venture or other entity which Newco Parent controls directly or indirectly (through one or more intermediaries). For purposes of the previous sentence, "control" means the possession, direct or indirect, of the power either (1) to vote fifty percent (50%) or more of the voting interests of a corporation, partnership, limited liability company, joint venture or other entity, or (2) to direct or cause the direction of the management and policies of a corporation, partnership, limited liability company, joint venture or other entity, whether by contract or otherwise.

         3.12 Newco Parent Employee Benefit Plans

                  (a) Each material Newco Parent Plan has been Previously Disclosed. For purposes of this Agreement, "Newco Parent Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Newco Parent or by any trade or business, whether or not incorporated, that together with Newco Parent would be deemed a "single employer" under Section 414 of the Code (a "Newco Parent ERISA Affiliate").

                  (b) With respect to each of the Newco Parent Plans, Newco Parent has heretofore delivered or made available to Company Parent true and complete copies of each of the following documents: (i) the Newco Parent Plan and related documents (including all amendments thereto); (ii) the two most recent annual reports and financial statements, if any; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Newco Parent Plan, and (iv) the most recent determination letter received from the IRS with respect to each Newco Parent Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory authority relating to each Newco Parent Plan.

                  (c) No liability under Title IV of ERISA has been incurred by Newco Parent or any Newco Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Newco Parent or any Newco Parent ERISA Affiliate of incurring any liability under such Title.

                  (d) Neither Newco Parent nor any Newco Parent ERISA Affiliate, nor any of the Newco Parent Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Newco Parent, any Newco Parent ERISA Affiliate, or any of the Newco Parent Plans, could, directly or indirectly, be subject to a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA, a tax imposed pursuant to Section 4975, 4976, 4980B, or 4980D of the Code, or any similar civil penalty or tax. No retirement benefit plan sponsored, maintained, contributed to or required to be contributed to by Newco Parent or a current or past ERISA Affiliate of Newco Parent has incurred an "accumulated funding deficiency" as defined under Code
Section 412.

                  (e) Full payment has been made, or will be made in accordance with Section 404(a) (6) of the Code, of all amounts that Newco Parent or any Newco Parent ERISA Affiliate is required to pay under the terms of the Newco Parent Plans or applicable law.

                  (f) No Newco Parent Plan is (i) subject to Section 412 of the Code or Title IV of ERISA, (ii) a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, (iii) a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or (iv) single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

                  (g) A favorable determination letter has been issued by the IRS with respect to each of the Newco Parent Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code, and no condition exists that presents a material risk of any such letter being revoked. Each of the Newco Parent Plans that is intended to satisfy the requirements of Section 125 or 501 (c) (9) of the Code satisfies such requirements in all material respects. Each of the Newco Parent Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

                  (h) There are no claims pending, or, to the knowledge of Newco Parent, threatened or anticipated (other than routine claims for benefits) against any Newco Parent Plan, the assets of any Newco Parent Plan, or against Newco Parent or any Newco Parent ERISA Affiliate with respect to any Newco Parent Plan. There are no pending or threatened audits or investigations by any governmental body, commission or agency involving any Newco Parent Plan.

                  (i) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in, or is a precondition to, (a) any employee of Newco Parent or any of its Affiliates becoming entitled to severance pay or any similar payment, (b) the acceleration of the time of payment or vesting, or an increase in the amount of, any compensation due to any employee of Newco Parent or any of its Affiliates, or
(c) the renewal or extension of the term of any agreement regarding the compensation of any employee of Newco Parent or any of its Affiliates.

         3.13 Certain Contracts

                  (a) Neither Newco Parent nor any Newco Parent Subsidiary is a party to, nor is bound by, (i) any material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC or any other material contract or similar arrangement whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of any Newco Parent Subsidiary) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Newco Parent or any Newco Parent Subsidiary or the guarantee by Newco Parent or any Newco Parent Subsidiary of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business, (iii) any agreement, arrangement or commitment relating to the employment of a consultant who was formerly a director or executive officer or the employment, election, retention in office or severance of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

                  (b) Neither Newco Parent nor any Newco Parent Subsidiary is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Newco Parent.

         3.14 Legal Proceedings

         There are no actions, suits or proceedings instituted, pending or, to the knowledge of Newco Parent and Newco, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Newco Parent, Newco or any Newco Parent Subsidiary or against any asset, interest or right of Newco Parent or any Newco Parent Subsidiary as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Newco Parent. To the knowledge of Newco Parent, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Newco Parent. There are no actions, suits or proceedings instituted, pending or, to the knowledge of Newco Parent, threatened (or unasserted but considered probable of assertion and which if asserted would be reasonably expected to have an unfavorable outcome) against any present or, to Newco Parent's knowledge, former director or officer of Newco Parent, that would reasonably be expected to give rise to a claim for indemnification and that (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on Newco Parent.

         3.15 Compliance with Laws

         Each of Newco Parent and the Newco Parent Subsidiaries is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and none of them has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on Newco Parent. None of Newco Parent or any Newco Parent Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which could be reasonably anticipated to have a Material Adverse Effect on Newco Parent, and none of them has received any communication requesting that they enter into any of the foregoing.

         3.16 Labor Matters

         With respect to their employees, neither Newco Parent nor any Newco Parent Subsidiary is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Since January 1, 2001 and prior to the date hereof, Newco Parent and the Newco Parent Subsidiaries have not experienced any attempt by organized labor or its representatives to make Newco Parent or any Newco Parent Subsidiary conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Newco Parent or any Newco Parent Subsidiary. To the knowledge of Newco Parent and the Newco Parent Subsidiaries, there is no unfair labor practice charge or other complaint by any employee or former employee of Newco Parent or any Newco Parent Subsidiary against any of them pending before any court, arbitrator or governmental agency arising out of Newco Parent's or such Newco Parent Subsidiary's activities, which charge or complaint (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on Newco Parent; there is no labor strike or labor disturbance pending or, to the knowledge of Newco Parent and the Newco Parent Subsidiaries, threatened against any of them; and neither Newco Parent nor any Newco Parent Subsidiary has experienced a work stoppage or other material labor difficulty since January 1, 2001.

         3.17 Brokers and Finders

         Neither Newco Parent nor any Newco Parent Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger. Prior to the execution and delivery of this Agreement, Valuation Counselors has delivered to the Board of Directors of Newco Parent an opinion that the Merger is fair from a financial point of view to the stockholders of Newco Parent.

         3.18 Insurance

         Newco Parent and the Newco Parent Subsidiaries each currently maintains insurance in amounts considered by Newco Parent and any Newco Parent Subsidiary as applicable, to be reasonably necessary for their operations. Neither Newco Parent nor any Newco Parent Subsidiary has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Newco Parent nor any Newco Parent Subsidiary has been refused any insurance coverage sought or applied for, and Newco Parent has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Newco Parent or any Newco Parent Subsidiary. Newco Parent and the Newco Parent Subsidiaries have Previously Disclosed a list of all outstanding claims as of the date hereof by Newco Parent and the Newco Parent Subsidiaries under any insurance policy.

         3.19 Environmental Liability

         Neither Newco Parent nor any Newco Parent Subsidiary has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of Newco Parent and the Newco Parent Subsidiaries, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on Newco Parent or any Newco Parent Subsidiary of any liability arising under an Environmental Action, which liability would have a Material Adverse Effect on Newco Parent; there are no facts or circumstances which could reasonably be expected to form the basis for any proceeding, claim, action or governmental investigation that would impose any liability in an Environmental Action; and neither Newco Parent nor any Newco Parent Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability in an Environmental Action.

3.20     Intellectual Property

         Newco Parent or a Newco Parent Subsidiary owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary to conduct the business and operations of Newco Parent and the Newco Parent Subsidiaries as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Newco Parent and all such Intellectual Property has been Previously Disclosed. The ownership, licensing or use of Intellectual Property by Newco Parent or its Subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person or entity. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Newco Parent.

         3.21 Takeover Laws

         Newco Parent and Newco have taken all action required to by taken by each of them in order to exempt this Reorganization Agreement and the Plan of Merger and the transactions contemplated hereby and thereby from, and this Reorganization Agreement and the Plan of Merger and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination," or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the State of Delaware.

         3.22 Tax Treatment

         Neither Newco Parent nor any Newco Parent Subsidiary has taken or agreed to take any action or is aware of any facts or circumstances that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.23 Merger Consideration

         Newco Parent will have, at the Effective Date (as defined in Article 4 hereof), unissued shares of Newco Parent Class B Common Stock sufficient to provide the Merger Consideration that are not reserved for any other purpose.

                                  Article IV.
                                    COVENANTS

         4.1 Stockholders' Meeting

         Newco Parent shall submit this Reorganization Agreement and the Plan of Merger and the issuance of Newco Parent Class B Common Stock thereunder and the amendment to its certificate of incorporation and bylaws as set forth in Annex D to its stockholders for approval at a special meeting to be held as soon as reasonably practicable. Subject to the fiduciary duties of the board of directors of Newco Parent as determined after consultation with counsel, the board of directors of Newco Parent shall recommend that the stockholders of Newco Parent vote to approve such matters submitted.

         4.2 Proxy Statement

         As promptly as reasonably practicable after the date hereof, Newco Parent shall prepare the Proxy Statement to be mailed to the stockholders of Newco Parent in connection with this Agreement and the transactions contemplated hereby.

         4.3 Applications

         As promptly as reasonably practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body the approval of which is required for consummation of the Merger. The Company and Newco Parent each represents and warrants to the other that all information concerning it and its directors, officers, stockholders and subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects.

         4.4 Best Efforts

                  (a) Subject to the terms and conditions of this Agreement, Newco Parent, Newco, Company Parent and the Company shall each use its reasonable efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 4.2 and 4.3 above, subject to the provisions of Section 4.23 and
(ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Reorganization Agreement and the Plan of Merger, that would materially delay such completion, or that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on either of the parties.

                  (b) The Company shall give prompt notice to Newco Parent, and Newco Parent shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date such that the condition set forth in Section 5.2(a) or 5.3(a), as applicable, would not be met if such failure to be true or accurate were to occur or be continuing on the Closing Date, and (ii) any material failure of the Company or Newco Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable best efforts to remedy such failure.

                  (c) Each party shall provide and shall request its auditors to provide the other party with such historical financial information regarding it (and related audit reports and consents) as the other party may reasonably request for disclosure purposes under the Securities Laws.

         4.5 Investigation and Confidentiality

         The Company and Newco Parent each will keep the other advised of all material developments relevant to its business and to consummation of the transactions contemplated herein and in the Plan of Merger. Newco Parent and the Company each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein and in the Plan of Merger, provided, however, that such investigation shall be reasonably related to such transactions and shall not interfere unnecessarily with normal operations. Newco Parent and the Company agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this Section 4.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto. Each party hereto shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 11, 2001, between Company Parent and Newco Parent (the "Confidentiality Agreement").

         4.6 Press Releases

         The Company and Newco Parent shall agree with each other as to the form and substance of any press release related to this Reorganization Agreement and the Plan of

Merger or the transactions contemplated hereby or thereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which is required by applicable law or Nasdaq rules.

         4.7 Actions Pending the Merger

                  (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement and the Plan of Merger, or consented to or approved by the other parties hereto, each of Newco Parent and the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve its properties, business and relationships with customers, employees and other persons.

                  (b) The Company shall not, and to the extent applicable as regards its relationship with the Company, Company Parent shall itself not and shall cause its Affiliates to not, except with the prior written consent of Newco Parent which will not be unreasonably withheld and except as Previously Disclosed or expressly contemplated or permitted by this Agreement or the Plan of Merger:

                           (1) carry on its business other than in the usual,
regular and ordinary course in substantially the same manner as heretofore conducted;

                           (2) declare, set aside, make or pay any dividend or
other distribution in respect of its capital stock other than distributions to Company Parent in the ordinary course consistent with past practices;

                           (3) issue any shares of its capital stock or permit
any treasury shares to become outstanding other than pursuant to Rights outstanding and Previously Disclosed at the date hereof;

                           (4) incur any additional debt obligation or other
obligation for borrowed money other than in the ordinary course of business consistent with past practice;

                           (5) issue, grant or authorize any Rights or effect
any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

                           (6) amend its certificate of incorporation or bylaws;

                           (7) merge with any other corporation or permit any
other corporation to merge into it or consolidate with any other corporation; acquire control over any other corporation or organization or create any Subsidiary;

                           (8) waive or release any material right or cancel or
compromise any material debt or claim;

                           (9) liquidate or sell or dispose of any material
assets or acquire any material assets; except as Previously Disclosed, make any capital expenditure in excess of $500,000 in any instance or $2,000,000 in the aggregate;

                           (10) increase the rate of compensation of, pay or
agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees except in a manner consistent with past practice or as required by law or contractual obligation in effect as of the date hereof;

                           (11) change its methods of accounting in effect at
December 28, 2000, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants; or

                           (12) agree to do any of the foregoing.

                  (c) Newco Parent shall not, and shall not permit any of the Newco Parent Subsidiaries to, except with the prior written consent of the Company Parent or as expressly contemplated or permitted by this Agreement or the Plan of Merger:

                           (1) carry on its business other than in the usual,
regular and ordinary course in substantially the same manner as heretofore conducted;

                           (2) declare, set aside, make or pay any dividend or
other distribution in respect of its capital stock except as Previously
Disclosed;

                           (3) issue any shares of its capital stock or permit
any treasury shares to become outstanding other than pursuant to Rights outstanding at the date hereof;

                           (4) incur any additional debt obligation or other
obligation for borrowed money other than in the ordinary course of business consistent with past practice;

                           (5) issue, grant or authorize any Rights or effect
any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

                           (6) amend its certificate of incorporation or bylaws;

                           (7) merge with any other corporation or permit any
other corporation to merge into it or consolidate with any other corporation; acquire control over any other corporation or organization or create any Subsidiary;

                           (8) waive or release any material right or cancel or
compromise any material debt or claim;

                           (9) liquidate or sell or dispose of any material
assets or acquire any material assets; except as Previously Disclosed, make any capital expenditure in excess of $500,000 in any instance or $2,000,000 in the aggregate;

                           (10) increase the rate of compensation of, pay or
agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees except in a manner consistent with past practice or as required by law or contractual obligation in effect as of the date hereof;

                           (11) change its methods of accounting in effect at
December 31, 2000, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants;

                           (12) authorize or permit any of its officers,
directors, employees or agents to directly or indirectly solicit or initiate any inquiries relating to, or the making of any proposal which constitutes, a "Takeover Proposal" (as defined below), or, except to the extent legally required in the judgment of Newco Parent's Board of Directors after consultation with outside counsel for the discharge of the fiduciary duties of its Board of Directors, recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any material nonpublic information, relating to any such inquiry or proposal or otherwise knowingly facilitate any effort or attempt to make or implement a Takeover Proposal; provided, however, that the Newco Parent may communicate information about any such Takeover Proposal to its stockholders if, in the judgment of the Newco Parent's Board of Directors, after consultation with outside counsel, such communication is necessary in order to comply with its fiduciary duties to the Newco Parent's stockholders required under applicable law. Newco Parent will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence of this subsection 12 of the obligations undertaken herein. Newco Parent will notify Company Parent promptly if any such inquiries or Takeover Proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Newco Parent, and Newco Parent will promptly inform Company Parent in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Newco Parent or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Newco Parent other than the transactions contemplated or permitted by this Agreement, and the Plan of Merger; or

                           (13) agree to do any of the foregoing.

         4.8 Closing; Certificate of Merger and Articles of Merger

         The transactions contemplated by this Reorganization Agreement and the Plan of Merger shall be consummated at a closing ("Closing") to be held at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, NY 10022 on the third business day following satisfaction of the conditions to consummation of the Merger set forth in Article 5 hereof (other than such conditions relating to the actions to be taken at the Closing) or such later date as may be mutually specified by Newco Parent and Company Parent. In connection with such Closing, Newco shall execute (a) a certificate of merger and shall cause such certificate to be delivered to the Delaware Secretary of State in accordance with Section 251(c) of the Delaware General Corporation Law and (b) articles of merger and shall cause such articles to be delivered to the State Corporation Commission of Virginia. The Merger shall be effective at the time and on the date such certificate of merger has been accepted for filing by the Delaware Secretary of State and such articles of merger have been accepted for filing by the State Corporation Commission of Virginia, or on the date specified therein as mutually agreed by the parties hereto (the "Effective Date").

         4.9 Employee Matters

                  (a) At least ten (10) days prior to the Closing Date, the Company and Company Parent shall provide to Newco and Newco Parent a list of employees of the Company who are not to be employed by Newco following the Closing Date (the "Non-Continuing Employees"). All costs associated with any severance of the Non-Continuing Employees shall be accrued on the books of the Company and paid by Newco following the Merger. Other than the Non-Continuing Employees, Newco Parent and Newco agree that each person who is an employee of the Company as of the Closing Date (individually, a "Continuing Employee" and collectively, the "Continuing Employees") shall be an employee of Newco immediately following the Closing Date except for such employees as Previously Disclosed. After the Closing Date, each Continuing Employee, while employed by Newco or any of its Affiliates shall be employed (i) at a base salary or base hourly wage that is not less than that which such Continuing Employee was receiving immediately prior to the Closing Date, and (ii) on terms and conditions that are no less favorable to the Continuing Employee than those applicable to other similarly situated employees of Newco Parent and its Affiliates.

                  (b) Commencing immediately following the Closing Date, Newco Parent shall cause the Continuing Employees, while employed by Newco, Newco Parent or any of Newco Parent's Affiliates, to be eligible to participate in Newco Parent Plans that provide employee benefits (including but not limited to pension, welfare, incentive compensation, severance, and vacation pay benefits) that are not less favorable to the Continuing Employees than those afforded to other similarly situated employees of Newco Parent and its Affiliates. Newco Parent shall cause the Newco Parent Plans that cover the Continuing Employees or any of their dependents or beneficiaries to treat the employment and service of the Continuing Employees with the Company, its Affiliates and any predecessor employers through the Closing Date as employment and service with Newco Parent and its Affiliates for all purposes under Newco Parent Plans. The Continuing Employees and their dependents and beneficiaries shall not be required for calendar year 2001 to satisfy any deductible, co-payment, out-of pocket maximum or similar requirements under Newco Parent Plans that provide medical, dental and other welfare benefits to the extent of amounts previously credited for such purposes under the medical, dental and other welfare benefit plans of Company Parent and its Affiliates that covered the Continuing Employees prior to the Closing Date (the "Company Parent Welfare Plans"), and any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in such Newco Parent Plans shall not apply with respect to the Continuing Employees and their dependents and beneficiaries, (i) except to the extent that any waiting period, pre-existing condition exclusion, or requirement to show evidence of good health applied prior to the Closing to limit or deny coverage to a Continuing Employee or any dependent or beneficiary thereof under a Company Parent Welfare Plan and (ii) except to the extent that Newco Parent has Previously Disclosed that Newco Parent Plans are offered through an insurance company that would not allow the waiver of any waiting periods, pre-existing condition exclusion or requirement to show evidence of good health. The Continuing Employees shall receive full credit under Newco Parent's vacation plan or policy for all unused vacation credited to the Continuing Employees as of the Closing Date.

                  (c) Following the Closing Date, Newco Parent and its Affiliates shall have sole liability and obligation for (i) all wages, commissions, employee withholdings, or taxes relating to the employment of the Continuing Employees and all other current or former employees of the Company,
(ii) any workers' compensation or similar workers' protection claims with respect to the Continuing Employees that relate to an incident that occurs on or after the Closing Date, and (iii) all short-term disability benefits, sick pay or salary continuation rights relating to events occurring prior to, on or after the Closing Date with respect to the Continuing Employees and all other current or former employees of the Company. Except as set forth in the previous sentence, Company Parent shall be solely responsible for all liabilities and/or benefits payable to current or former Company employees under the employee benefit plans maintained by Company Parent that covered the Company's employees prior to the Closing Date (the "Company Parent Plans") and shall retain all liabilities and responsibilities relating to Company Parent Plans.

                  (d) If a Continuing Employee's employment is terminated by Newco Parent or any of its Affiliates within one (1) year after the Closing Date, such Continuing Employee shall be entitled to severance benefits from Newco Parent and its Affiliates that are not less than those provided to other similarly situated employees of Newco Parent and its Affiliates whose employment is terminated by such companies after similar longevity of employment (determined taking into account employment service with the Company and its Affiliates prior to the Closing Date in accordance with Section 4.9(b) hereof).

                  (e) Prior to the Closing Date, the Board of Directors of Newco Parent will take such action as may be required to set the number of directors of Newco Parent at seven and to elect as directors of Newco Parent, effective as of the Closing Date, three individuals designated by Company Parent to serve as directors of Newco Parent as required under Article FOURTH, Section D(2) of the Amended and Restated Certificate of Incorporation of Tekinsight.com, Inc.

         4.10 Tax-Free Reorganization

         Each party to this Agreement shall use its best efforts to cause the Merger to qualify, and shall not take any action which could prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

         4.11 Post-Closing Tax Matters

                  (a) After the Closing Date, each of Newco Parent and the Company Parent shall (and shall cause their respective Subsidiaries to) cooperate fully, as and to the extent reasonably requested by the other party, in connection with filing of Tax Returns with respect to the Company and in any audit, litigation or other proceeding with respect to Taxes of the Company. Such assistance and cooperation shall include, but is not limited to, the following:

                           (i) assist the other party in preparing any Tax
Returns which such other party is responsible for preparing and filing;

                           (ii) cooperate fully in preparing for any audits of,
or disputes with taxing authorities regarding, any Tax Returns with respect to the Company;

                           (iii) make available to the other and to any taxing
authority as reasonably requested all information, records, and documents relating to Taxes with respect to the Company; and

                           (iv) provide timely notice to the other in writing of
any pending or threatened Tax audits or assessments with respect to the Company for taxable periods for which the other party may have liability, and furnish the other party with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any taxable period.

                  (b) Commencing on the Closing Date, Newco Parent shall (and shall cause its Subsidiaries to) retain until 90 days after the expiration of any applicable statutes of limitations, and the Company Parent shall have access to, and the right to copy, at its expense, during usual business hours upon reasonable prior notice to Newco Parent, copies of all Tax Returns, work schedules and other books, records or information which Newco Parent or any of its Subsidiaries possesses relating to the Company and which may be reasonably required by the Company Parent in connection with its Tax matters (including as may be necessary to enable the Company Parent to prepare for or to respond to any Tax audit).

         4.12 Insurance Matters.

                  (a) Effective as of the Closing Date: (i) Company Parent will terminate or cause its Affiliates to terminate all coverage relating to the Company and its businesses, assets and current or former employees under the general corporate policies of insurance, cancelable surety bonds and hold harmless agreements of Company Parent for the benefit of the Company, the identities of and the terms of which shall be Previously Disclosed (provided that no such termination of occurrence liability policies shall be effected so as to prevent Newco (as successor to the Company) from recovering under such policies for losses from events occurring prior to the Closing Date); and (ii) Newco Parent shall become solely responsible for all insurance coverage and related risk of loss based on events occurring on and after the Closing Date with respect to the Company as merged into Newco and its businesses, assets and current or former employees. Commencing as of the Closing Date, Newco Parent shall also be solely responsible for, and shall indemnify, defend and save Company Parent and its Affiliates harmless from, all losses, liabilities, claims, damages and expenses relating to the Company and its businesses, assets and current or former employees, except in instances in which such losses, liabilities, claims, damages and expenses relate to matters resulting from a material breach of covenants and agreements that was not known by Newco or Newco Parent as of the Closing Date, or the non-disclosure of which was a material breach of representations and warranties that was not known by Newco or Newco Parent as of the Closing Date, by the Company or Company Parent under this Reorganization Agreement, the Plan of Merger, the Confidentiality Agreement or any ancillary agreement contained in Annexes to this Reorganization Agreement.

                  (b) Notwithstanding clause (a), to the extent that (i) any insurance policies controlled by Company Parent and its Affiliates ("Company Parent's Insurance Policies"), cover any loss, liability, claim, damage or expense relating to the Company or its businesses, assets and current or former employees ("Company Liabilities") and relating to or arising out of occurrences prior to the Closing Date and (ii) Company Parent's Insurance Policies continue after the Closing to permit claims to be made thereunder with respect to Company Liabilities relating to or arising out of occurrences prior to the Closing Date ("Company Claims"), Company Parent shall cooperate and cause its Affiliates to cooperate with Newco Parent and Newco in submitting Company Claims (or pursuing Company Claims previously made) on behalf of Newco Parent or Newco under Company Parent's Insurance Policies; provided that Company Parent shall be under no obligation to commence or maintain litigation to enforce any Company Claim and that Newco Parent shall reimburse, indemnify and hold Company Parent and its Affiliates harmless from all liabilities, costs and expenses (including all present or future premiums, deductibles, legal and administrative costs, attorney's fees, overhead and costs of compliance under Company Parent's Insurance Policies) of any nature actually incurred by Company Parent or its Affiliates as a result of Company Claims made under Company Parent's Insurance Policies. Upon the incurrence of any such liability, cost or expense relating to Company Claims made under Company Parent's Insurance Policies and upon receipt from Company Parent of a statement of the amount of such liabilities, costs and expenses in reasonable detail, from time to time, Newco Parent shall make payment promptly to Company Parent or its Affiliates of the amount indicated in such statement.

                  (c) To the extent that, after the Closing Date, Newco Parent or Company Parent requires any information regarding claim data, payroll or other information in order to make filings with insurance carriers or self insurance regulators, Company Parent shall promptly supply such information to Newco Parent and Newco Parent shall promptly supply such information to Company Parent.

         4.13 Assumption of Proceedings.

         Except for any matters relating to Taxes (which matters shall be governed by the provisions of Section 4.11) and actions, suits or proceedings instituted or pending against the Company or against any asset, interest or right of the Company that have not been Previously Disclosed (or arise after the date hereof and are disclosed to Newco Parent prior to the Closing Date) as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would have a Material Adverse Effect on the Company, from and after the Closing Date, Newco Parent agrees to and shall, or shall cause Newco to, assume the defense of and indemnify and hold Company Parent and its affiliates harmless from and against any and all actions, suits, claims and administrative or other proceedings of every kind and nature instituted or pending against Company Parent or any of its affiliates at any time before or after the Closing Date that relate to or arise out of (but only to the extent that such proceedings relate to or arise out of) the assets, business, operations, conduct, products and/or employees (including former employees) of the Company (and any predecessors), whether relating to or arising out of occurrences prior to or after the Closing Date. At the request of Company Parent, Newco Parent shall assume and conduct the defense of any matters assumed by it pursuant to this Section and Company Parent and its Affiliates shall cooperate in such defense to the extent reasonably requested by Newco Parent.

         4.14 Intercompany Indebtedness and Intercompany Tax Settlement.

                  (a) Except as set forth in Section 4.14(b), on or immediately prior to the Closing Date, the Company and Company Parent shall cause all intercompany indebtedness between the Company and Company Parent to be capitalized.

                  (b) On or immediately prior to the Closing Date, the Company and Company Parent shall cause all intercompany Tax accounts to be settled and paid.

         4.15 Name and Mark.

                  (a) From and after the Closing Date, Newco and Newco Parent shall not own or license any rights to, the name "DynCorp", any derivative of the name "DynCorp" (including, without limitation, the use of any product name containing a derivative of the name "DynCorp") or any other name, designation or symbol which consists of or includes any trade name, trademark or service mark owned or used by Company Parent or any of its Subsidiaries (including the Company) prior to the Closing Date, and shall not own or license any rights to use any other designation indicating affiliation after the Closing Date with Company Parent or any of its Subsidiaries. From and after the Closing Date, Newco and Newco Parent, at their own expense, shall cause the Company/Newco to change all names on all signage and all stationery, contracts, and other business forms and documents to names which (i) do not use the name "DynCorp", any derivative of the name "DynCorp" or any other name, designation or symbol which consists of or includes any trade name, trademark or service mark owned or used by Company Parent or any of its Subsidiaries (including the Company) prior to the Closing Date and (ii) are not in any way similar to the name of Company Parent or any of its Subsidiaries; provided, however, that Newco shall have the right to use existing stationary, forms, labels, product literature, invoices, purchase orders and other similar documents containing the name of the Company until the earlier of 60 days after the Closing or such time as such supplies are exhausted. Upon Company Parent's request therefor, Newco Parent will provide Company Parent with a certificate signed on behalf of Newco Parent by an appropriate officer thereof to the effect that the provisions of paragraph (a) of this Section 4.15 have been complied with.

                  (b) Newco and Newco Parent acknowledge that a breach of their obligations under this Section 4.15 would cause Company Parent irreparable injury and that damages would be inadequate, and that therefore Company Parent shall have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining such breach. The existence and exercise of this right shall not preclude any other rights and remedies Company Parent may have at law or in equity or otherwise.

         4.16 Post-Closing Cooperation; Surety Bonds.

                  (a) Company Parent, Newco and Newco Parent agree that so long as any books, records and files relating to the business, properties, assets or operations of the Company, to the extent that they pertain to the operations of the Company prior to the Closing Date, remain in existence and available (which shall be for a period of not less than six years after the Closing Date, or such longer period as may be required by applicable law), each party (at its expense) shall have the right to inspect and to make copies of the same at any time during normal business hours for any proper purpose.

                  (b) Company Parent agrees that it shall preserve, through and for a period not to exceed 365 days after the Closing Date, all surety or other bonds that are currently in place with respect to any outstanding contracts and agreements to which the Company is a party; provided, that Newco and Newco Parent use their good faith best efforts to replace Company Parent's role in support of such surety or other bonds as soon as reasonably practicable following the Closing Date and provided further that Newco Parent shall indemnify and hold Company Parent and its affiliates harmless from and against any and all losses and damages relating to, or claims under, any of such surety or other bonds that have been so preserved.

         4.17 Working Capital Facility.

         Newco Parent shall use its best efforts to secure a firm irrevocable financing commitment and/or credit facility on prevailing market terms and conditions under which, collectively, no less that $20 million of financing will be available to Newco to support and finance its operations for a period of at least 2 years subsequent to the Closing (the "Financing"), contingent only upon the Closing. Company Parent shall cooperate in supporting Newco Parent's efforts in this regard.

         4.18 Management Matters.

         On or before the Closing Date, Company Parent and Newco Parent shall agree as to the officers of Newco following the Merger and thereafter Company Parent shall use its best efforts to cause any officers of the Company who are not to continue as officers of Newco following the Merger to resign such offices; provided, however, that all costs associated with any such severance shall be accrued on the books of the Company and paid by Newco following the Merger.

         4.19 Guarantee Covenant.

                  (a) Company Parent shall use good faith reasonable efforts to obtain the release of the Company for each and every guarantee by the Company of obligations of Company Parent or an Affiliate of Company Parent. If Company Parent is unable to effect such a release with respect to such guarantees after using good faith reasonable efforts to do so, Company Parent hereby agrees to indemnify Newco Parent and Newco from any losses or damages arising from such guarantees.

                  (b) Newco Parent shall use good faith reasonable efforts to obtain the release of Company Parent and its Affiliates for each and every guarantee by Company Parent or an Affiliate of Company Parent of obligations of the Company. If Newco Parent is unable to effect such a release with respect to such guarantees after using good faith reasonable efforts to do so, Newco Parent hereby agrees to indemnify Company Parent and all Affiliates of Company Parent and Newco from any losses or damages arising from such guarantees. Without limiting the foregoing, after the Closing Date, Newco Parent and Newco will not, and will not permit any of their Affiliates to, renew, extend, amend or supplement any loan, contract, lease or other obligation that is covered by any such guarantee without providing Company Parent with evidence reasonably satisfactory to Company Parent that the guarantees by Company Parent and its Affiliates have been released. Any cash or other collateral posted by Company Parent or an Affiliate of Company Parent (other than the Company) in respect of any such guarantee shall be delivered to Company Parent.

         4.20 TechServ Agreement.

         Neither Company Parent nor the Company shall take any action to terminate or cancel the Agreement, to be dated as of October 1, 2000 between the Company and TechServ LLC, other than in the event of a breach of such agreement by TechServ LLC.

         4.21 Non-Competition.

         Company Parent agrees that neither it nor any of its Subsidiaries shall, for a period of three (3) years after the Closing Date, compete directly or indirectly with Newco or Newco Parent and its Subsidiaries (including, without limitation, by seeking business opportunities, responding to requests for bids or other proposals, and by performing contracts) for revenue producing service contracts with state and local government agencies in the state and local government markets (which shall refer to vertical lines of business and not geographic areas) in which the Company and Newco Parent's Subsidiaries are actively engaged in business as of the Closing Date; provided, however, that such restriction shall not apply, and Company Parent and its Subsidiaries shall be free at all times to pursue and perform any and all of the following contracts secured before, during and after the aforementioned restriction period:

                  (a) Contracts and business in the health-related, transportation, law enforcement and public safety markets pursued by Company Parent's Subsidiaries,

AdvanceMed Corporation, DynRide LLC, DynCorp Information and Enterprise Technology, Inc. and DynCorp Information Systems, respectively;

                  (b) Any and all business that is conducted by Company Parent or any of its Subsidiaries under or in connection with, or as an outgrowth of, any federal government contract regardless of when awarded to Company Parent or a Subsidiary;

                  (c) Any and all business that is conducted by Company Parent or any of its Subsidiaries under any non-federal government contract that is in effect as of the Closing Date (other than contracts that are currently being performed, or are presently contemplated to be performed, by the Company);

                  (d) Any and all business that is conducted at any time by any business or entity that may be acquired by Company Parent or any of its Subsidiaries, so long as the aggregate revenue of such business or entity from contracts with state and local governments does not exceed, in the year of acquisition, more than the lesser of 15% of total annual revenue of such acquired business or entity or $7,500,000;

                  (e) Any and all business that is conducted by an Affiliate of Company Parent that is not a Subsidiary consolidated with Company Parent (or its parent) for financial reporting purposes;

                  (f) Any and all business that is conducted by (i) any Subsidiary of Company Parent subsequent to Company Parent's complete divestiture of such Subsidiary or (ii) any non-affiliated third party that purchases any portion of Company Parent's or any of its Subsidiaries' business;

                  (g) Any and all business under contracts or proposals of any Subsidiary of Company Parent (other than the Company) outstanding as of the Closing Date with other than state and local government agencies, but for services ultimately beneficial, directly or indirectly, to a state or local government;

                  (h) Contracts to provide information technology desk top or "seat" management hardware and services to a state or local government agency if, after reasonable notice of the opportunity by Company Parent or a Subsidiary to Newco or Newco Parent, Newco or Newco Parent has failed to actively seek or pursue such opportunity; and

                  (i) Investments in any business that may be involved in providing services to state and local government agencies so long as the securities of such businesses are publicly traded and the aggregate investment by Company Parent does not exceed 1% of the total outstanding securities in which the investment is made.

         4.22 Outstanding Common Stock Equivalents.

         Newco Parent shall take all action necessary to ensure that effective as of the Closing Date, the terms of all options, warrants, rights or other securities of Newco Parent or any Subsidiary of Newco Parent that are convertible into shares of Newco

Parent Common Stock have been amended or modified in such a manner that such options, warrants, rights or other securities are convertible into shares of Class A Common Stock, par value $0.0001 per share, of Newco Parent.

         4.23 Company Financial Statements.

         Within thirty (30) days following the Closing Date, Company Parent and the Company shall deliver to Newco Parent audited and unaudited financial statements of the Company necessary to meet applicable Securities Laws requirements for inclusion in the Proxy Statement, which audited financial statements shall include, but not be limited to, balance sheets for each of the Company's last two fiscal years and related statements of income, cash flow and equity for each of the last three fiscal years, necessary footnote disclosure and an unqualified opinion from an independent certified public accountant reasonably acceptable to Newco Parent.

                                   Article V.
                              CONDITIONS PRECEDENT

         5.1 Conditions Precedent to Obligations of Newco Parent, Newco, Company Parent and the Company

         The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

                  (a) All corporate action necessary to authorize the execution, delivery and performance of this Reorganization Agreement and the Plan of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken;

                  (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Reorganization Agreement and the Plan of Merger, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement that, in the reasonable good faith opinion of the Board of Directors of Newco Parent or the Company so materially and adversely affects the anticipated economic benefits to Newco Parent or the Company, respectively, of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable;

                  (c) To the extent that any lease, license, loan, financing agreement or other contract or agreement to which the Company, Company Parent, Newco Parent or Newco is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consents or waivers, individually or in the aggregate, would not have a Material Adverse Effect on Newco Parent;

                  (d) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Reorganization Agreement and the Plan of Merger;

                  (e) Company Parent shall have received an opinion of Arnold & Porter, and Newco Parent shall have received an opinion of Nixon Peabody LLP, in each case in form and substance reasonably satisfactory to the Company Parent and Newco Parent, as the case may be, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code. The issuance of such opinions shall be conditioned on the receipt of tax representation letters from each of the Company, Newco Parent, Newco, and the Company Parent, which letters shall be in such form and substance as may reasonably be required by Arnold & Porter and Nixon Peabody LLP. Each such tax representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion. Arnold & Porter and Nixon Peabody LLP shall, in rendering their opinions, be entitled to rely on the facts, representations and assumptions contained in such letters.

         5.2 Conditions Precedent to Obligations of the Company and Company
Parent

         The obligations of the Company and Company Parent to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by the Company and Company Parent pursuant to Section 6.4 hereof:

                  (a) The representations and warranties of Newco Parent and Newco contained in this Agreement shall be true and correct in all material respects as of the date of this Reorganization Agreement (except that representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects), and the representations and warranties of Newco Parent and Newco contained in this Reorganization Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) except for changes specifically contemplated by this Reorganization Agreement and except for those representations and warranties that address matters only as of a particular date, which shall remain true and correct in all material respects (except that representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such particular date, with the same force and effect as if made on and as of the Closing Date;

                  (b) Since the date of this Agreement, there shall have been no material adverse change in the financial condition, business, assets or operations of Newco Parent and its Subsidiaries, taken as a whole;

                  (c) The Financing shall have been secured in form and substance reasonably acceptable to Company Parent;

                  (d) Newco Parent shall have executed and delivered the Registration Rights Agreement;

                  (e) The certificate of incorporation and bylaws of Newco Parent shall have been amended substantially as set forth in Annex D;

                  (f) Newco Parent and Newco shall have entered into a transition services agreement with Company Parent, in a form reasonably satisfactory to Company Parent, Newco and Newco Parent;

                  (g) Newco Parent shall have entered into an employment agreement (including an intellectual property assignment), effective on or before the Closing Date, with Steve Ross as Chief Executive Officer of Newco Parent having a term of no less than three years, in form and substance reasonably satisfactory to Company Parent and Mr. Ross;

                  (h) Newco Parent and Newco shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date; and

                  (i) Each of Newco Parent and Newco shall have delivered to the Company a certificate, dated the Closing Date and signed by its respective Chairman, CEO, Executive Vice President or Senior Vice President to the effect that the conditions set forth in paragraphs (a) through (g) of this section have been satisfied.

         5.3 Conditions Precedent to Obligations of Newco Parent and Newco

         The respective obligations of Newco Parent and Newco to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Newco Parent pursuant to
Section 6.4 hereof:

                  (a) The representations and warranties of Company Parent and the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Reorganization Agreement (except that representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects), and the representations and warranties of Company Parent and the Company contained in this Reorganization Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) except for changes specifically contemplated by this Reorganization Agreement and except for those representations and warranties that address matters only as of a particular date, which shall remain true and correct in all material respects (except that representations and warranties qualified by materiality or

Material Adverse Effect shall be true and correct in all respects) as of such particular date, with the same force and effect as if made on and as of the Closing Date;

                  (b) The Company and Company Parent shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date;

                  (c) Since the date of this Agreement, there shall have been no material adverse change in the financial condition, business, assets or operations of the Company;

                  (d) The Company shall have entered into a strategic alliance agreement with DynRide LLC, in a form reasonably satisfactory to Company Parent and Newco Parent;

                  (e) Company Parent shall have entered into a transition services agreement with Newco and Newco Parent, in a form reasonably satisfactory to Company Parent, Newco and Newco Parent;

                  (f) The Financing shall have been secured in form and substance reasonably acceptable to Newco Parent; and

                  (g) The Company shall have delivered to Newco Parent and Newco a certificate, dated the Closing Date and signed by its President or any Vice President to the effect that the conditions set forth in paragraphs (a) through
(f) of this section have been satisfied.

                                  Article VI.
                        TERMINATION, WAIVER AND AMENDMENT

         6.1 Termination

         This Reorganization Agreement and the Plan of Merger may be terminated, either before or after approval by the stockholders of the Company or Newco
Parent:

                  (a) At any time on or prior to the Effective Date, by the mutual consent in writing of the parties hereto;

                  (b) At any time on or prior to the Closing Date, by Newco Parent in writing, if the Company or Company Parent has, or by the Company in writing, if Newco Parent or Newco has, in any material respect, breached (i) any covenant or agreement contained herein or in the Plan of Merger or (ii) any representation or warranty contained herein, and in either case if (x) such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article V hereof;

                  (c) At any time, by any party hereto in writing, if the applications for prior approval referred to in Section 4.3 hereof have been finally denied, and the time period for appeals and requests for reconsideration has run, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

                  (d) At any time, by any party hereto in writing, if the stockholders of Newco Parent do not approve the transactions contemplated herein and the amendment of its certificate of incorporation and bylaws as contemplated herein at the special meeting duly called for that purpose; or

                  (e) By any party hereto in writing, if the Closing Date has not occurred by the close of business on October 31, 2001 unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein.

         6.2 Effect of Termination

                  (a) In the event this Reorganization Agreement and the Plan of Merger is terminated pursuant to Section 6.1 hereof, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Sections 4.5 and 7.1 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 6.1(b)(i) or (b)(ii) shall not relieve the breaching party from liability for an uncured willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

                  (b) If this Agreement is terminated pursuant to Section 6.1(b)(i) or (b)(ii), the breaching party shall reimburse the non-breaching party for all reasonable out-of pocket expenses incurred by the non-breaching party and its Affiliates (including, without limitation, legal and accounting fees and fees payable to banks and other financial institutions and advisers) or on its behalf in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby up to an aggregate of $300,000. For purposes of this Section 6.2(b), Newco and Newco Party shall be considered to be one party and the Company and Company Parent shall be considered to be the other party.

                  (c) If this Agreement is terminated pursuant to Section 6.1(d), Newco Parent shall reimburse the Company and Company Parent for all reasonable out-of pocket expenses incurred by the Company and Company Parent and their Affiliates (including, without limitation, legal and accounting fees and fees payable to banks and other financial institutions and advisers) or on their behalf in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby up to an aggregate of $300,000.

         6.3 Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Reorganization Agreement and the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date.

         6.4 Waiver

         Except where not permitted by law, Newco Parent and Company Parent, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Reorganization Agreement and the Plan of Merger by the stockholders of Newco Parent and the Company) extend the time for the performance of any of the obligations or other acts of the Company or Company Parent, on the one hand, or Newco Parent or Newco, on the other hand, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger or (iii) the performance by such parties of any of its obligations set out herein or therein.

         6.5 Amendment or Supplement

         This Reorganization Agreement and the Plan of Merger may be amended or supplemented at any time only by mutual agreement of the parties hereto or thereto. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby and shall be subject to the proviso in Section 6.4 hereto.

                                  Article VII.
                                  MISCELLANEOUS

         7.1 Expenses

         Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Reorganization Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

         7.2 Entire Agreement

         This Reorganization Agreement and the Plan of Merger contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein and the Confidentiality Agreements. The terms and conditions of this Reorganization Agreement and the Plan of Merger shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein, or in the Plan of Merger, nothing in this Reorganization Agreement or the Plan of Merger, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities. This Reorganization Agreement and the Plan of Merger, taken together, shall constitute a plan of reorganization within the meaning of Section 368 of the Code. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, EACH PARTY HERETO DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES WHETHER EXPRESS OR IMPLIED. NO PARTY MAKES ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. The representations and warranties are included in this Agreement as a matter of risk allocation only and the inaccuracy or breach of any representation and warranty in no event shall be used as evidence of or be deemed to constitute bad faith, misconduct, misrepresentation or fraud even if it is shown that the party making such representation or warranty knew or should have known that it was incorrect when made. Each party acknowledges that no other party nor any of its representatives or any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts or summaries heretofore made available by one party or its representatives to any other party or any other information which is not included in this Agreement or the documents referred to herein, and no party nor any of its representatives or any other person will have or be subject to any liability to another party or any other person resulting from the distribution of any such information to, or use of any such information. No party makes any representations or warranties with respect to any estimates, projections, forecasts or forward-looking information provided to another party. There is no assurance that any estimated, projected or forecasted results will be achieved. It is understood that any cost estimates, forecasts, projections or other predictions contained or referred to in any materials that have been or shall hereafter be provided to a party are not and shall not be deemed to be representations or warranties by the party providing such information. Each party acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections and other predictions, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other predictions so furnished to it, and (iv) it shall have no claim against any other party or any of its officers, directors, or agents with respect thereto.

         7.3 No Assignment

         No party hereto may assign any of its rights or obligations under this Reorganization Agreement to any other person.

         7.4 Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to the Company or Company Parent:

                    DynCorp
                    11710 Plaza America Drive
                    Reston, VA 20190

                    Attn: David L. Reichardt
                    Facsimile No.: (703) 261-5074

                    With a required copy to:
                    Arnold & Porter
                    555 Twelfth Street, N.W.
                    Washington, DC 20004
                    Attn: Steven Kaplan, Esquire
                    Facsimile No.: (202) 942-5999

         If to Newco Parent or Newco:

                    Tekinsight.com, Inc.
                    18881 Von Karman Avenue, Suite 250
                    Irvine, CA 92612

                    Attn: James Linesch
                    Facsimile No.: (949) 955-0086

         With a required copy to:

                    Nixon Peabody LLP
                    437 Madison Avenue
                    New York, NY  10022
                    Attn: Peter W. Rothberg, Esquire
                    Facsimile No.: (212) 940-3111

         7.5 Captions

         The captions contained in this Reorganization Agreement are for reference purposes only and are not part of this Reorganization Agreement.

         7.6 Counterparts

         This Reorganization Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         7.7 Governing Law

         This Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

         7.8 Severability

         If any provision of this Agreement or the application of any such provision is held invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any such provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. In the event that any provision of this Agreement shall be finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform this Agreement so that it is enforceable to the maximum extent permitted by law and the parties shall abide by such court's determination.

         [Remainder of this page left intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Reorganization Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                               DYNCORP MANAGEMENT
                               RESOURCES INC.



                               By/s/David L. Reichardt
                                 -----------------------------------------------
                                  Name: David L. Reichardt
                                  Title:Senior Vice President



                               NEWPORT ACQUISITION CORP.



                               By/s/Steven J. Ross
                                 -----------------------------------------------
                                  Name: Steven J. Ross
                                  Title:Chief Executive Officer




                               TEKINSIGHT.COM, INC.



                               By /s/Steven J. Ross
                                 -----------------------------------------------
                                  Name: Steven J. Ross
                                  Title:Chief Executive Officer




                               DYNCORP



                               By/s/David L. Reichardt
                                 -----------------------------------------------
                                  Name: David L. Reichardt
                                  Title:Senior Vice President